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                                                                   EXHIBIT 3.1.2

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                              MAGELLAN CORPORATION

         Pursuant to the provisions of the Colorado Corporation Code, Magellan Corporation adopts the following Articles of Amendment to its Articles of
Incorporation:

         FIRST: The name of the Corporation is Magellan Corporation.

         SECOND: The following Amendment to the Articles of Incorporation of the Corporation was adopted by resolution of the shareholders at a meeting duly held on June 1, 1987 in the manner prescribed by the Colorado Corporation Code:

         ARTICLE I of the Articles of Incorporation of the Corporation is hereby repealed and amended by substitution of the following:

                                 ARTICLE I NAME

         1.1      The name of the Corporation is: Power-Cell, Inc.


         THIRD: The number of shares voted for the Amendment to Article I was sufficient for approval.

         FIFTH: The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.




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         SIXTH: The Amendment does not effect a change in the amount of stated
capital.

         DATED: February 18, 1988

                                      MAGELLAN CORPORATION



                                      By:      /s/  Darrel McCullough
                                               ---------------------------------
                                               Darrel McCullough, President

ATTEST:


/s/ Carylyn K. Bell
-----------------------------------
Carylyn K. Bell, Secretary


State of Colorado                   )
                                            )
City and County of Denver           )

         I, Gloria C. Mowery , a notary public in the aforesaid county and state, certify that Darrel McCullough and Carylyn K. Bell were personally known to me to be the persons whose names are subscribed to the foregoing Amendment to the Articles of Incorporation of Magellan Corporation, and appeared before me this date in person and acknowledged that they signed, sealed and delivered said instrument in writing as their true and voluntary act and deed for the purposes and uses therein set forth.

         GIVEN under my hand and seal this 18th day of February, 1988.

[Seal]

                                    /s/ Gloria C. Mowery
                                    ------------------------------------
                                   Notary Public

My commission expires: 12-2-90
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